SCHEDULE 14C

(Rule 14c-101)

Information Required in Information Statement

Schedule 14C Information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Information Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒    Definitive Information Statement

MML Series Investment Fund

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Information Statement if other than the Registrant)

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☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

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(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MML SERIES INVESTMENT FUND

(the “Trust”)

100 Bright Meadow Blvd.

Enfield, CT 06082-1981

MML Income & Growth Fund

(the “Fund”)

INFORMATION STATEMENT

February 23, 2018

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available at http://www.massmutual.com/funds

The Trustees of MML Series Investment Fund (the “Trustees”) are distributing this Information Statement in connection with a new Investment Subadvisory Agreement for the Fund (the Fund’s “New Subadvisory Agreement”) between MML Investment Advisers, LLC (in its capacity as investment adviser to the Fund, the “Adviser” or “MML Advisers”) and Barrow, Hanley, Mewhinney & Strauss LLC (“Barrow Hanley”). This Information Statement explains why the Trustees (i) approved the termination of the Investment Subadvisory Agreement between the Adviser and BlackRock Investment Management, LLC. (“BlackRock”) with respect to the Fund (the Fund’s “Prior Subadvisory Agreement”); and (ii) approved the Adviser’s entering into the New Subadvisory Agreement with Barrow Hanley with respect to the Fund. In addition, this Information Statement describes generally the terms of the New Subadvisory Agreement. This Information Statement is being delivered to shareholders of record as of February 9, 2018 on or about February 23, 2018.

As required by an Exemptive Order that MML Advisers has received from the Securities and Exchange Commission to permit the Adviser to change subadvisers or hire new subadvisers for one or more funds from time to time without obtaining shareholder approval, subject to approval by a fund’s shareholders of this arrangement, the Fund is distributing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Termination of the Prior Subadvisory Agreement and Trustee Approval of the New Subadvisory Agreement

At a meeting of the Trustees held on September 14, 2017, the Trustees, including a majority of the Trustees who are not “interested persons” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), approved the termination of the Prior Subadvisory Agreement, dated September 1, 2015 between the Adviser and BlackRock on behalf of the Fund, such termination to take effect on December 3, 2017. In reaching this decision, the Trustees considered, among other factors, that (i) both of the Fund’s long-time portfolio managers had recently retired and were replaced with a new portfolio management and analyst team and (ii) the strategy’s risk profile had changed.

After arriving at the decision to replace BlackRock as subadviser of the Fund, the Trustees considered MML Advisers’ conviction that having Barrow Hanley as subadviser to the Fund would be an appropriate replacement. The Trustees determined that Barrow Hanley’s overall strength of track record, an impressive portfolio management team, and a return profile with consistently strong risk-adjusted results would provide the best opportunity for the Fund.

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In coming to this recommendation, the Trustees considered a wide range of information of the type they regularly consider when determining whether to continue a fund’s subadvisory agreement as in effect from year to year. The Trustees considered information about, among other things:

•	Barrow Hanley and its personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources, and investment process;

•	the terms of the relevant advisory agreement (in this case, the New Subadvisory Agreement);

•	the scope and quality of the services that Barrow Hanley will provide to the Fund;

•	the historical investment performance track record of Barrow Hanley and of similar accounts managed by other advisers; and

•

the advisory fee rates payable to Barrow Hanley by the Adviser (Appendix A to this Information Statement contains information regarding the fee schedule for other funds advised or subadvised by Barrow Hanley that have investment objectives similar to those of the Fund).

Based on the foregoing, and following their review, the Trustees concluded that (i) overall, they were satisfied with the nature, extent, and quality of services expected to be provided under the New Subadvisory Agreement; (ii) the Adviser’s projected levels of profitability due to the New Subadvisory Agreement are not excessive and the subadvisory fee amounts under the New Subadvisory Agreement are fair and reasonable; (iii) the investment processes, research capabilities, and philosophy of Barrow Hanley appear well suited to the Fund, given its investment objectives and policies; and (iv) the terms of the New Subadvisory Agreement are fair and reasonable and are in the best interests of the Fund’s shareholders.

After carefully considering the information summarized above, the Trustees, including a majority of the Independent Trustees voting separately, unanimously voted to approve the New Subadvisory Agreement. Prior to a vote being taken to approve the New Subadvisory Agreement, the Independent Trustees met separately in executive session to discuss the appropriateness of the New Subadvisory Agreement. During the executive session, the Independent Trustees were advised by their independent legal counsel. The Independent Trustees weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the review of investment advisory contracts. In arriving at a decision, the Trustees, including the Independent Trustees, did not identify any single matter as all-important or controlling. The foregoing summary does not detail all of the matters considered.

Description of the New Subadvisory Agreement

Appendix B to this Information Statement contains the New Subadvisory Agreement. While the next several paragraphs briefly summarize some important provisions of the New Subadvisory Agreement, you should read Appendix B for a complete understanding of the New Subadvisory Agreement.

The New Subadvisory Agreement essentially provides that Barrow Hanley, under the Trustees’ and the Adviser’s supervision, will, among other things, (i) provide a continuing investment program for the Fund and determine what securities or other investments shall be purchased or sold by the Fund, (ii) arrange for the purchase and sale of securities and other investments for the Fund, and (iii) provide reports on the foregoing to the Trustees at each board meeting.

The New Subadvisory Agreement provides that Barrow Hanley will not be liable to the Fund or its shareholders, except in the event of Barrow Hanley’s reckless disregard, willful misfeasance, bad faith, gross negligence, fraud, or willful misconduct in the performance of its duties under the New Subadvisory Agreement.

There is no change in the advisory fee rate paid by the Fund’s shareholders. The advisory fee rate will continue to be 0.65% on the first $500 million of the Fund’s average daily net assets; and 0.60% on any excess over $500 million.

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Information About the Ownership of the Subadviser

The following description of Barrow Hanley was provided to the Trust by Barrow Hanley.

Barrow, Hanley, Mewhinney & Strauss (“Barrow Hanley”) is located at 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201. Barrow Hanley is a subsidiary of OM Asset Management plc (“OMAM”), a publicly-held company traded on the New York Stock Exchange (“NYSE”). OMAM is comprised of approximately eight independent asset firms. As of September 30, 2017, Barrow Hanley had approximately $92 billion in assets under management.

The following are the names and principal occupations of the principal executive officer and each director of Barrow Hanley. The address of the principal executive officer and each director is 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201.

Name	Title
James P. Barrow	President, Founding Director

Ray Nixon, Jr.	Executive Director

Cory L. Martin	Executive Director

James S. McClure, CFA	Managing Director

John P. Harloe, CFA	Managing Director

Lewis Ropp	Managing Director

Mark Giambrone	Managing Director

Michael B. Nayfa, CFA	Director

Terry L. Pelzel, CFA	Director

Brian F. Quinn, CFA	Director

Aidan J. Riordan	Member, OM Asset Management plc (Parent Company)

Certain Brokerage Matters

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Barrow Hanley may cause the Fund to pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by Barrow Hanley that the price is reasonable in light of the services provided viewed either in terms of the specific transaction involved in Barrow Hanley’s overall duties to the Fund and/or other accounts for which it exercises investment discretion, or the policies that the Trustees of the Trust may adopt from time to time.

Other Information

Adviser’s Address. The address of the Adviser is 100 Bright Meadow Blvd., Enfield, Connecticut 06082-1981. The Adviser, a Delaware limited liability company, is a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”).

Principal Underwriter, Administrator, and Subadministrators. The address of the Fund’s principal underwriter, MML Distributors, LLC, is 100 Bright Meadow Blvd., Enfield, Connecticut 06082-1981. MML Distributors, LLC is a wholly-owned subsidiary of MassMutual. The Adviser serves as the administrator of the Fund. State Street Bank and Trust Company, which is located at 1 Iron Street, PO Box 5501, Boston, Massachusetts 02206, and MassMutual, located at 100 Bright Meadow Blvd., Enfield, Connecticut 06082-1981, each serve as a subadministrator of the Fund.

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Annual and Semiannual Reports. The Trust has previously sent its Annual and Semiannual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 100 Bright Meadow Blvd., Enfield, Connecticut 06082-1981 or by calling 1-888-309-3539.

Outstanding Shares. Appendix C to this Information Statement lists the total number of shares outstanding as of February 9, 2018 for each class of the Fund’s shares. The Trust was established by MassMutual for the purpose of providing a vehicle for the investment of various separate accounts of MassMutual and its life insurance subsidiaries, including MML Bay State Life Insurance Company and C.M. Life Insurance Company (“C.M. Life”). Shares of the Fund and shares of other Funds in the Trust are offered solely to (other than certain funds of funds) separate accounts established by MassMutual and its life insurance company subsidiaries but are not offered to the general public.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Appendix A

Certain Other Mutual Funds Advised By Barrow Hanley

Barrow Hanley has provided the following information to the Trust regarding other funds for which Barrow Hanley acts as investment adviser or subadviser and which have investment objectives similar to those of the portion of the Fund managed by Barrow Hanley.

Other Fund(s) with Similar Objectives to the Portion of the Fund Managed by Barrow Hanley	Fee Rate (based on average daily net assets)	Net Assets of Other Fund(s) at September 30, 2017	Barrow Hanley’s Relationship to Other Fund(s) (Adviser or Subadviser)
None	Not applicable	Not applicable	Not applicable

A-1

Appendix B

INVESTMENT SUBADVISORY AGREEMENT

for MML Income & Growth Fund

This Investment Subadvisory Agreement (this “Subadvisory Agreement”), is by and between Barrow, Hanley, Mewhinney & Strauss, LLC (the “Subadviser”) and MML Investment Advisers, LLC, a Delaware limited liability company (“MML Advisers”), for the MML Income & Growth Fund (the “Fund”), a series of MML Series Investment Fund (the “Trust”), a Massachusetts business trust which is an open-end management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Act”), effective as of the 4th day of December, 2017.

WHEREAS, the Trust has appointed MML Advisers as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement provides that MML Advisers may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, the shareholders of the Fund, appoint a subadviser to assume certain responsibilities and obligations of MML Advisers under the Advisory Agreement;

WHEREAS, MML Advisers and the Subadviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, MML Advisers wishes to appoint the Subadviser to serve, and the Subadviser wishes to serve, as subadviser with respect to the Fund with responsibility for such portion of the Fund’s assets as MML Advisers shall direct from time to time (the “Portfolio”);

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MML Advisers and the Subadviser, intending to be legally bound, hereby agree as follows:

1.    General Provision.

(a)    MML Advisers hereby appoints the Subadviser, and the Subadviser hereby undertakes to act, as investment subadviser to the Portfolio to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Subadviser shall, in all matters, give to the Fund and the Trust’s Board of Trustees, directly or through MML Advisers, the benefit of the Subadviser’s best judgment, effort, advice and recommendations and shall at all times perform its obligations in compliance with:

(i)    the provisions of the Act and any rules or regulations thereunder and the Internal Revenue Code of 1986, as amended, as applicable to the Fund;

(ii)    any other provisions of state or federal law applicable to the operation of registered investment companies;

(iii)    the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time and provided to the Subadviser by MML Advisers (collectively referred to as the “Trust Documents”);

(iv)    policies and determinations of the Board of Trustees of the Trust and MML Advisers, of which the Subadviser has been notified;

(v)    the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust’s registration statement under the Act from time to time; and

(vi)    the Prospectus and Statement of Additional Information of the Fund in effect from time to time (collectively referred to as the “Disclosure Documents”).

(b)    The officers and employees of the Subadviser responsible for providing the services of the Subadviser hereunder shall be available upon reasonable notice for consultation with respect to the provision of such services.

(c)    Subadviser will comply with the applicable provisions of the Fund’s pricing procedures which it has received and, upon request, will provide reasonable assistance to the Fund’s pricing agent in valuing securities held by the Fund.

2.    Duties of the Subadviser.

(a)    The Subadviser shall, subject to the direction and control of the Trust’s Board of Trustees and MML Advisers, (i) provide a continuing investment program for the Portfolio and determine what securities or other investments shall be purchased or sold by the Portfolio; (ii) arrange, subject to the provisions of Section 5 hereof, for the purchase and sale of securities and other investments for the Portfolio; and (iii) provide reports on the foregoing to the Board of Trustees of the Trust at each Board meeting. Unless MML Advisers gives the Subadviser written instructions to the contrary, the Subadviser shall vote or determine to abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested. The Subadviser shall provide the Fund in a timely manner with such records of its proxy voting on behalf of the Fund as is necessary for the Fund to comply with the requirements of Form N-PX or any law, rule, regulation or Commission position. Unless otherwise agreed to by MML Advisers and the Subadviser, Subadviser shall not act with respect to legal proceedings, including class actions or bankruptcies and notices of such proceedings.

Subject to the provisions of this Subadvisory Agreement, the Subadviser shall have the authority to buy, sell or otherwise effect investment transactions for and in the name of the Fund, including without limitation, the power to enter into swap, futures, options and other agreements with counterparties on the Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out the Subadviser’s responsibilities hereunder.

(b)    The Subadviser shall provide to MML Advisers such reports for the Portfolio, on a monthly, quarterly or annual basis, as MML Advisers or the Board of Trustees of the Trust shall reasonably request or as required by applicable law or regulation, including, but not limited to, compliance reports and those reports listed in Appendix A.

(c)    The Subadviser shall provide full and prompt disclosure to MML Advisers and the Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, information regarding any change in control of the Subadviser or any change in its personnel that could materially affect the services provided by the Subadviser to the Fund hereunder, information regarding any material adverse change in the condition (financial or otherwise) of the Subadviser or any person who controls the Subadviser, information regarding the investment performance and general investment methods of the Subadviser or its principals and affiliates relating to the Portfolio and the Subadviser’s composite of accounts following the same or similar investment strategies as the Portfolio, information regarding the results of any examination conducted by the Commission or any other state or federal governmental agency or authority or any self-regulatory organization relating directly or indirectly to the services performed by the Subadviser hereunder with respect to the Fund, and, upon request, other information that MML Advisers reasonably deems necessary or desirable to enable MML Advisers to monitor the performance of the Subadviser and information that is required, in the reasonable judgment of MML Advisers and upon prior written request, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order.

(d)    The Subadviser (i) shall maintain such books and records as are required under the Act or other applicable law, based on the services provided by the Subadviser pursuant to this Subadvisory Agreement and as are necessary for MML Advisers or the Trust to meet its record keeping obligations generally set forth under Section 31 of the Act and rules thereunder; and (ii) shall meet with any persons at the request of MML Advisers or the Board of Trustees of the Trust for the purpose of reviewing the Subadviser’s performance under this Subadvisory Agreement at reasonable times and upon reasonable advance written notice. The Subadviser shall provide the Fund and MML Advisers (or their agents or accountants), upon reasonable prior written request by MML Advisers to the Subadviser, with access to inspect at the Subadviser’s office during normal business hours the books and records of the Subadviser relating to the Portfolio and the Subadviser’s performance hereunder and such other books and records of the Subadviser as are necessary to confirm that the Subadviser has complied with its obligations and duties under this Subadvisory Agreement. The Subadviser agrees that all records which it maintains relating to the Fund are property of the Fund, and the Subadviser will promptly surrender to the Fund any of such records or copies thereof upon the Fund’s request. The Subadviser further agrees to preserve for the periods prescribed under the Act any such records as are required to be maintained by it pursuant to this Subadvisory Agreement.

(e)    On each business day the Subadviser shall provide to the Fund’s custodian information relating to all transactions concerning the Portfolio’s assets and shall provide to the Fund’s custodian, administrator and/or sub-administrator any such additional information as reasonably requested.

(f)    The Subadviser agrees to reimburse MML Advisers and the Fund for any reasonable costs, upon evidence of invoices, bills, etc., associated with the production, printing and filing with the Commission (not including mailing costs) of supplements to the Disclosure Documents due to material changes caused by or relating to the Subadviser.

(g)    The Subadviser shall not consult with any other subadviser to the Fund or any other subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which MML Advisers serves as investment adviser concerning transactions for the Fund in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Act.

(h)    As MML Advisers or the Board of Trustees of the Trust may request from time to time, the Subadviser shall timely provide to MML Advisers (i) information and commentary for the Fund’s annual and semi-annual reports, in a format approved by MML Advisers, and shall (A) certify that such information and commentary discuss the factors that materially affected the performance of the Portfolio, including the relevant market conditions and the investment techniques and strategies used, and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information and commentary not misleading and (B) provide additional certifications related to the Subadviser’s management of the Portfolio in order to support the Fund’s filings on Form N-CSR and Form N-Q, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the Act; (ii) a quarterly certification, as well as any requested sub-certifications, with respect to compliance matters related to the Subadviser and the Subadviser’s management of the Portfolio, in formats reasonably requested by MML Advisers, as they may be amended from time to time; and (iii) an annual certification from the Subadviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisers Act, with respect to the design and operation of the Subadviser’s compliance program, in a format reasonably requested by MML Advisers.

(i)    In the absence of willful misfeasance, bad faith, gross negligence or fraud on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to MML Advisers, the Trust or the Fund, or to any shareholder, officer, director, partner or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

3.    Other Activities.

(a)    Nothing in this Subadvisory Agreement shall prevent MML Advisers or the Subadviser from acting as investment adviser or subadviser for any other person, firm, corporation or other entity and shall not in any way limit or restrict MML Advisers or the Subadviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Subadvisory Agreement. MML Advisers recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or MML Advisers in any way or otherwise be deemed an agent of the Fund or MML Advisers except in connection with the investment management services provided by the Subadviser hereunder.

(b)    The Subadviser agrees that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates over the Portfolio. The Subadviser, upon reasonable request, shall provide MML Advisers with an explanation of the differences, if any, in performance between the Portfolio and any other account with investment objectives and policies similar to the Portfolio for which the Subadviser, or any of its affiliates, acts as investment adviser. To the extent that a particular investment is suitable for both the Portfolio and the Subadviser’s other clients, such investment will be allocated among the Portfolio and such other clients in a manner that is fair and equitable in the circumstances.

4.    Compensation of the Subadviser.

The Subadviser will bear all expenses in connection with the performance of its services under this Subadvisory Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions for the Portfolio. For the services provided and the expenses assumed pursuant to this Subadvisory Agreement, MML Advisers agrees to pay the Subadviser and the Subadviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid monthly, in arrears, at the following rates: [    ].

5.    Portfolio Transactions and Brokerage.

(a)    The Subadviser shall place orders with or through such brokers, dealers, futures commission merchants or other persons (including, but not limited to, broker-dealers that are affiliated with MML Advisers or the Subadviser) as may be selected by the Subadviser; provided, however, that such orders shall be consistent with the brokerage policy set forth in the Fund’s Prospectus and Statement of Additional Information, or approved by the Board of Trustees of the Trust, conform with federal securities laws and be consistent with seeking best execution.

(b)    On occasions when the Subadviser deems the purchase or sale of a security or other investment to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other investments to be sold or purchased in order to seek best execution. In such event, the Subadviser will make allocation of the securities or other investments so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(c)    The Subadviser shall select broker-dealers to effect the Portfolio’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Subadviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Portfolio’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; receipt of brokerage and research services available from or through the broker-dealer in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Portfolio; and any other considerations of which the Board of Trustees of the Trust or MML Advisers may notify the Subadviser from time to time.

6.    Representations and Warranties of the Subadviser.

The Subadviser hereby represents and warrants to the Fund and MML Advisers that:

(a)	The Subadviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Subadvisory Agreement remains in effect; (ii) is not prohibited by the Act or the Advisers Act from performing the services contemplated by this Subadvisory Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, detect violations that have occurred and correct promptly any violations that have occurred, and will provide prompt notice of any material violations relating to the Fund to MML Advisers; (v) has met and will seek to continue to meet for so long as this Subadvisory Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; (vi) has the authority to enter into and perform the services contemplated by this Subadvisory Agreement; and (vii) will promptly notify MML Advisers of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

(b)	The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide MML Advisers with a copy of the code of ethics. Within 60 days of the end of the last calendar quarter of each year that this Subadvisory Agreement is in effect, a duly authorized officer of the Subadviser shall certify to MML Advisers that the Subadviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Subadviser’s code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation.

(c)	The Subadviser has provided MML Advisers with a copy of its Form ADV Part 2, which as of the date of this Subadvisory Agreement is its Form ADV Part 2 as most recently deemed to be filed with the Commission (“SEC”), and promptly will furnish a copy of all amendments thereto to MML Advisers.

The Subadviser will promptly notify MML Advisers of any changes in its Controlling Shareholder(s) or in the key personnel who are either the portfolio manager(s) responsible for the Portfolio or the Subadviser’s Executive Director(s), or if there is otherwise an actual or expected change in control or management of the Subadviser.

(d)	There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Subadviser or any of its principals or affiliates is a party, or to which any of the assets of the Subadviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Subadviser’s condition (financial or otherwise), business or prospects; (ii) affect adversely in any material respect any of the Subadviser’s assets; (iii) materially impair the Subadviser’s ability to discharge its obligations under this Subadvisory Agreement; or (iv) result in a matter which would require an amendment to the Subadviser’s Form ADV Part 2; and the Subadviser has not received any notice of an investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

(e)	All references in the Disclosure Documents concerning the Subadviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing provided to MML Advisers by the Subadviser or approved by the Subadviser for use in the Disclosure Documents, as well as all performance information provided to MML Advisers by the Subadviser or approved by the Subadviser for use by MML Advisers, are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

(f)	The Subadviser has supplied to, or made available for review by, MML Advisers (and if requested by MML Advisers to its designated auditor) all documents, statements, agreements and workpapers reasonably requested by it relating to accounts covered by the Subadviser’s performance results and which are in the Subadviser’s possession or to which it has access.

The foregoing representations and warranties shall be continuing and be deemed repeated at and as of all times during the term of this Subadvisory Agreement.

7.    Representations and Warranties of MML Advisers.

(a)	MML Advisers represents and warrants to the Subadviser the following:

(i)	MML Advisers has all requisite corporate power and authority under the laws of the State of Connecticut and federal securities laws and under the Advisory Agreement with the Fund to execute, deliver and perform this Subadvisory Agreement.

(ii)	MML Advisers is a registered investment adviser under the Advisers Act and is in material compliance with all other required registrations under applicable federal and state law.

(iii)	MML Advisers has received a copy of Part 2 of Subadviser’s Form ADV at least two (2) business days prior to the execution of this Subadvisory Agreement.

The foregoing representations and warranties shall be continuing during the term of this Subadvisory Agreement.

8.    Covenants of the Subadviser.

(a)    If at any time during the term of this Subadvisory Agreement, the Subadviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Subadviser’s representations and warranties in Section 6 inaccurate or incomplete in any material respect, or which might render the Disclosure Documents untrue or misleading in any material respect, the Subadviser will provide prompt written notification to the Fund and MML Advisers of any such fact, omission, event or change of circumstances, and the facts related thereto.

(b)    The Subadviser agrees that, during the term of this Subadvisory Agreement, and for so long as investment in the Fund is being offered for sale, it will provide the Fund and MML Advisers with updated information relating to the Subadviser’s performance results with respect to the Portfolio and the performance of the Subadviser’s composite of accounts following the same or similar investment strategies as the Portfolio as may be reasonably requested from time to time by the Fund and MML Advisers. The Subadviser shall provide such information within a reasonable period of time after the end of the month to which such updated information relates.

(c)    The Subadviser agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Fund or MML Advisers, or any of their respective affiliates in offering, marketing or other promotional materials without the prior written consent of MML Advisers.

9.    Confidentiality.

(a)     The Subadviser agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Portfolio Information. As used herein “Portfolio Information” means confidential and proprietary information of the Fund or MML Advisers that is received by the Subadviser in connection with this Subadvisory Agreement, including information with regard to the portfolio holdings and characteristics of the Fund. The Subadviser will restrict access to the Portfolio Information to those employees of the Subadviser who will use it only for the purpose of managing its portion of the Fund. The foregoing shall not prevent the Subadviser from disclosing Portfolio Information that is (1) publicly known or becomes publicly known through no unauthorized act, (2) rightfully received from a third party without obligation of confidentiality, (3) approved in writing by MML Advisers for disclosure, or (4) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the Subadviser provides MML Advisers with prompt written notice of such requirement prior to any such disclosure.

(b)    MML Advisers agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of Subadviser’s confidential and proprietary information. MML Advisers will restrict access to the Subadviser’s confidential and proprietary information to the Board of Trustees of the Trust and to those employees of MML Advisers and of service providers to the Fund and MML Advisers who will use it only for the purpose of managing and/or providing services to the Fund. The foregoing shall not prevent MML Advisers from disclosing Subadviser’s confidential and proprietary information that is (1) publicly known or becomes publicly known through no unauthorized act, (2) rightfully received from a third party without obligation of confidentiality, (3) approved in writing by Subadviser for disclosure, or (4) required to be disclosed pursuant to a requirement of a governmental agency or law so long as MML Advisers provides Subadviser with prompt written notice of such requirement prior to any such disclosure.

10.	Use of Names.

(a)    The names of both MML Advisers and any affiliates of MML Advisers and of the Trust and Fund and any derivative or logo or trademark or service mark or trade name are the valuable property of MML Advisers and such affiliates and the Trust and Fund. The Subadviser shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of MML Advisers or the Trust, as the case may be. The Subadviser acknowledges and agrees that, if it makes any unauthorized use of any such names, derivatives, logos, trademarks or service marks or trade names, MML Advisers and/or such affiliates or the Trust and Fund shall suffer irreparable harm for which monetary damages are inadequate and thus, such entities shall be entitled to injunctive relief without the necessity of posting bond.

(b)    The Subadviser’s name and any derivative or logo or trademark or servicemark or trade name are the valuable property of Subadviser. MML Advisers shall have the right to use the Subadviser’s name, derivative, logo, trademark or servicemark or trade name only with the Subadviser’s prior written approval, which shall not be unreasonably withheld. MML Advisers acknowledges and agrees that, if it makes any unauthorized use of any such names, derivatives, logos, trademarks or service marks or trade names, Subadviser shall suffer irreparable harm for which monetary damages are inadequate and thus, such entities shall be entitled to injunctive relief without the necessity of posting bond. It is understood that certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets and materials provided to the Trustees, do not require such approval.

11.    Duration.

Unless terminated earlier pursuant to Section 12 hereof, this Subadvisory Agreement shall remain in effect for a period of two years from the date hereof. Thereafter it shall continue in effect from year to year, unless terminated pursuant to Section 12 hereof, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the members of the Board of Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons (as defined in the Act) of any such party, and (ii) by the Board of Trustees of the Trust or by a vote of the holders of a majority of the outstanding voting securities (as defined in the Act) of the Fund.

12.    Termination.

(a)    This Subadvisory Agreement shall terminate automatically upon its assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

(b)    The Subadvisory Agreement may be terminated by MML Advisers or the Board of Trustees of the Trust: (i) by written notice to the Subadviser with immediate effect, if the Subadviser’s registration under the Advisers Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Subadviser with immediate effect, if the Subadviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Subadviser with immediate effect, if MML Advisers or the Board of Trustees of the Trust determines for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a determination by MML Advisers or the Board of Trustees of the Trust that the Subadviser has breached an obligation or duty under this Subadvisory Agreement; or (iv) in its sole discretion, without penalty, upon sixty days prior written notice to Subadviser. This Subadvisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a “majority” of the outstanding voting securities of the Fund (as defined in the Act).

(c)    The Subadvisory Agreement may be terminated by the Subadviser, without penalty at any time, upon sixty days’ prior written notice, to MML Advisers and the Trust.

(d)    In the event of termination of this Subadvisory Agreement, all compensation due to the Subadviser through the date of termination will be calculated on a pro rata basis through the date of termination and paid promptly after the next succeeding month’s end.

13.    Indemnification.

(a)    In any action in which MML Advisers or the Fund or any of its or their affiliated persons (within the meaning of Section 2(a)(3) of the Act), controlling persons (as defined in Section 15 of the Securities Act of 1933, as amended), or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Subadviser agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability, cost or expense arises out of or is based upon (i) Subadviser’s reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct in the performance of its duties under this Subadvisory Agreement or (ii) any untrue statement of a material fact regarding the Subadviser contained in the Prospectus or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact regarding the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to MML Advisers or the Fund by or on behalf of the Subadviser; or (iii) any violation of federal or state statutes or regulations by the Subadviser. The federal securities laws impose liabilities in certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver of limitation of any rights which MML Advisers or the Fund may have under any securities laws.

(b)    In any action in which the Subadviser or any of its affiliated persons (within the meaning of Section 2(a)(3) of the Act), controlling persons (as defined in Section 15 of the Securities Act of 1933, as amended), or any, partners, directors, officers and/or employees of any of the foregoing, are parties, MML Advisers agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability, cost or expense arises out of or is based upon (i) MML Advisers’s reckless disregard, willful misfeasance, bad faith, gross negligence, fraud, or willful misconduct in the performance of its duties under this Subadvisory Agreement or (ii) any untrue statement of a material fact regarding the Subadviser contained in the Prospectus or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact regarding the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was not made in reliance upon written information furnished to MML Advisers or the Fund by or on behalf of the Subadviser; or (iii) any violation of federal or state statutes or regulations by MML Advisers. The federal securities laws impose liabilities in certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver of limitation of any rights which the Subadviser or the Fund may have under any securities laws.

(c)    Promptly after receipt by an indemnified party under this Section 13 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 13, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 13 except to the extent, if any, that such failure or delay prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 13.

Notwithstanding the foregoing, an indemnified party will have the option to select and retain its own counsel, in the indemnified party’s reasonable discretion, if (i) the indemnified party reasonably determines (A) such counsel to be necessary to protect the interests of the indemnified party; (B) that there may be a conflict between the positions of the indemnified party and the positions of any other indemnified party, or other parties to a claim, dispute, action or litigation not represented by separate counsel; (C) that representation of both the indemnified party and any such other indemnified party or other parties by the same counsel would not be appropriate; or (D) to withhold or withdraw his or her consent to being represented by counsel selected by the indemnifying party or (ii) the indemnifying party fails to assume the defense of a claim, dispute, action or litigation or an anticipated claim, dispute, action or litigation. The party providing indemnification shall fully indemnify and hold harmless the indemnified party against, and shall promptly reimburse to the indemnified party on a current and as-incurred basis, the full amount of expenses of counsel selected by the indemnified party and reasonably incurred by the indemnified party as permitted pursuant to the preceding sentence. If the party providing indemnification has not have elected to assume the defense of any claim, dispute, action or litigation for an indemnified party within thirty days after receiving written notice thereof from the indemnified party, the party providing indemnification shall be deemed to have waived any right it might otherwise have to assume such defense.

14.    Notice.

Any notice under this Subadvisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MML Advisers:	MML Investment Advisers, LLC
100 Bright Meadow Blvd.
Enfield, CT 06082
Attention: Tina Wilson
Vice President

If to the Subadviser:	Barrow, Hanley, Mewhinney & Strauss, LLC
JPMorgan Chase Tower
2200 Ross Avenue, 31st Floor
Dallas, TX 75201
Attention: Director of Equity Operations
bhmsequityops@barrowhanley.com

If to either MML Advisers or the Subadviser, copies to:

MML Series Investment Fund

100 Bright Meadow Blvd. Enfield, CT 06082

Attention: Andrew M. Goldberg

                 Vice President, Secretary, and Chief Legal Officer

15.    Amendments to this Subadvisory Agreement.

This Subadvisory Agreement may be amended by mutual agreement in writing, subject to approval by the Board of Trustees of the Trust and the Fund’s shareholders to the extent required by the Act.

16.    Governing Law.

This Subadvisory Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

17.    Survival.

The provisions of this Subadvisory Agreement shall survive the termination or other expiration of this Subadvisory Agreement with respect to any matter arising while this Subadvisory Agreement was in effect.

18.    Assignment; Successors.

No assignment of this Subadvisory Agreement (as defined in the Act) shall be made by the Subadviser without the prior written consent of the Fund and MML Advisers. This Subadvisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

19.    Entire Agreement.

This Subadvisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

20.    No Waiver.

No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

21.    Severability.

If any one or more provisions in this Subadvisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Subadvisory Agreement, but this Subadvisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision as if such provision had never been contained herein.

22.    Third-party Beneficiaries.

The Trust and the Fund are third-party beneficiaries of this Subadvisory Agreement and shall be entitled to enforce any and all provisions of this Agreement to the full extent as if they were parties to this Agreement.

23.    Counterparts.

This Subadvisory Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Fund, MML Advisers and the Subadviser have caused this Subadvisory Agreement to be executed as of the day and year first above written.

MML INVESTMENT ADVISERS, LLC

By:   /s/ Tina Wilson

Name:  Tina Wilson

Title:  Vice President

BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

By:  /s/ Cory L. Martin

Name:  Cory L. Martin

Title:  Managing Director

Acknowledged and Agreed:

MML SERIES INVESTMENT FUND

on behalf of MML Income & Growth Fund

By:  /s/ Renee Hitchcock

Name:  Renee Hitchcock

Title:  CFO and Treasurer

Appendix A

The Subadviser shall provide to MML Advisers the following:

1.	Quarterly Portfolio Data Sheets (due approximately 30 days after the end of every quarter):

The data sheets should include the following information:

a.	Portfolio Characteristics for the Portfolio, standard and best fit market index.

b.	Portfolio Sector Weights for the Portfolio, standard and best fit market index.

c.	Top 10 Equity Holdings (% of equities) for the Portfolio.

d.	Top 5 contributors and detractors by performance based on contribution to the Portfolio.

e.	Purchases (New) and Sales (Eliminated) during the quarter.

f.	Performance of the Portfolio vs. standard and best fit market index and peer group.

2.	Portfolio Manager Commentary (due approximately 30 days after the end of every quarter): The commentary should include information on the following topics (there is no limit to the number of words used):

a.	Qualitative assessment by manager: list three factors that were the major influences on performance — both positive and negative.

b.	Performance attribution:
–	The industry weightings that had the largest contribution to performance during the most recent quarter.
–	The industry weightings that had the largest detraction from performance during the most recent quarter.
–	The five holdings that contributed the most to performance during the most recent quarter.
–	The five holdings that detracted the most from performance during the most recent quarter.

c.	The manager’s market outlook.

d.	How he/she has positioned the Portfolio for the near term.

3.	Third party portfolio attribution analysis of the Portfolio: Performance attribution should demonstrate the impact of portfolio management decisions including Asset Allocation Effects and Security Selection Effects.

4.	Quarterly Conference Calls: The purpose of this contact will be to obtain a greater understanding of the performance of the Portfolio, the reasons for that performance, and to gain valuable insights into the Portfolio provided by the manager.

5.	Annual On-Site Meeting — As part of MML Advisers’ due diligence process, members of MML Advisers’ Investment Group arrange an “on site” meeting with each of the managers in MML Advisers’ Investment Program. Typically, these meetings include a general overview of the firm as well as separate meetings with each of the portfolio managers to discuss their long-term and short-term strategies, modifications to their investment strategy or style and any other relevant information.

Appendix B

MML Investment Advisers, LLC

FEE SCHEDULE

Dividend Focus Value Portion of Portfolio

[                ]

Diversified Large Capitalization Value Portion of Portfolio

[                ]

Appendix C

Shares Outstanding

For each class of the Fund’s shares, the number of shares outstanding as of February 9, 2018 was as follows:

MML Income & Growth Fund
Number of Shares Outstanding and Entitled to Vote Per Class
Initial Class	21,696,332.65
Service Class	2,242,956.15

Total	23,939,288.80

Ownership of Shares

As of February 9, 2018, MassMutual, C.M. Life, MML Conservative Allocation Fund, MML Balanced Allocation Fund, MML Moderate Allocation Fund, MML Growth Allocation Fund, and MML Aggressive Allocation Fund owned of record all of the outstanding shares of the Fund.

C-1